POWER OF ATTORNEY
(Section 16(a) Reporting)

The undersigned, an officer, director or shareholder of Lithia Motors, Inc. (the "Company"), hereby constitutes and appoints Edward Impert, John North and Larissa McAlister, and any one of them, the undersigned?s true and lawful attorney and agent (1) to execute in the undersigned?s name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to securities of the Company;
(2) to file the reports with the Securities and Exchange Commission ("SEC") and any applicable stock exchange; and (3) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to execute and file any such reports, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file reports electronically with the SEC.

This Power of Attorney revokes all prior Power of Attorney relating to reporting under Section 16(a) with respect to equity securities of the Company and shall remain in effect until revoked by a subsequently filed instrument.

DATED:  March 2, 2016


						/s/ David J Robino
						David J Robino